Herbert Smith Freehills Kramer (US) LLP 1177 Avenue of the Americas New York, NY 10036 USA T 212.715.9100 F +1 212 715 8000 www.hsfkramer.com KL2 3625576.1 Herbert Smith Freehills Kramer LLP and its affiliated and subsidiary businesses and firms, Herbert Smith Freehills Kramer (US) LLP and its affiliate, and Herbert Smith Freehills Kramer, an Australian Partnership, are separate member firms of the international legal practice known as Herbert Smith Freehills Kramer. In New York, we practice through both Herbert Smith Freehills Kramer New York LLP, a limited liability partnership registered in England and Wales with registered number OC375072 and Herbert Smith Freehills Kramer (US) LLP, a registered limited liability partnership organized under the laws of the State of New York with an office at 1177 Avenue of the Americas, New York, NY 10036. In Washington, D.C. and California, we practice through Herbert Smith Freehills Kramer (US) LLP. We use the word partner of Herbert Smith Freehills Kramer New York LLP or of Herbert Smith Freehills Kramer (US) LLP to refer to a member of those entities, or an employee or consultant with equivalent standing and qualifications. June 24, 2026 Global Industrial Company 11 Harbor Park Drive Port Washington, New York 11050 Re: Registration Statement on Form S-8 Ladies and Gentlemen: We have acted as counsel to Global Industrial Company, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer, issuance and sale by the Company of up to 500,000 shares of common stock, par value $0.01 per share, of the Company (plus any additional shares of common stock of the Company as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, the “Shares”), which may be issued pursuant to the Global Industrial Company Amended and Restated 2018 Employee Stock Purchase Plan (the “Plan”). In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Certificate of Incorporation of the Company, as amended by the Certificate of Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on May 18, 1999 and the Certificate of Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on June 21, 2021; (ii) the Second Amended and Restated Bylaws of the Company; (iii) the Plan; and (iv) the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the Plan, will be validly issued, fully paid and non-assessable. Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or express any opinion herein concerning, any law other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Exhibit 5.1

2 KL2 3625576.1 Date June 24, 2026 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder. Very truly yours, /s/ Herbert Smith Freehills Kramer (US) LLP HERBERT SMITH FREEHILLS KRAMER (US) LLP